UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 16, 2019, Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), and various affiliates of the Operating Partnership entered into a Second Amended and Restated Global Senior Credit Agreement (the “Global Facility”) with various lenders and Bank of America, N.A., as Global Administrative Agent. Pursuant to the Global Facility, the Operating Partnership and various affiliates thereof (collectively the “Borrowers”) may obtain loans and/or procure the issuance of letters of credit in various currencies on a revolving basis in an aggregate amount not exceeding the U.S. Dollar equivalent of approximately $3,500,000,000 (subject to increase to not more than the U.S. Dollar equivalent of $4,500,000,000 (determined as of the effective date of such increase) pursuant to the accordion feature included in the Global Facility). As of the closing date, the Global Facility has three tranches: (i) a U.S. Dollar Tranche in the amount of $2,300,000,000, (ii) a Euro Tranche in the amount of €850,000,000, and (iii) a Yen Tranche in the amount of ¥25,000,000,000.

The Global Facility is scheduled to mature on January 16, 2023, but the Operating Partnership may, at its option and subject to payment of an extension fee, extend the maturity date of the Global Facility for six months on two occasions (to July 14, 2023 and January 16, 2024, respectively). Pricing under the Global Facility, including the spread over the applicable LIBOR and the rates applicable to facility fees and letter of credit fees, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time. As of the closing date, the spread was 77.5 basis points. The Global Facility contains customary representations, covenants (including certain financial tests applicable to the Operating Partnership) and defaults (including a cross-acceleration to other recourse indebtedness of more than $150,000,000). The Operating Partnership has unconditionally guaranteed all obligations of each other borrower under the Global Facility. Pursuant to the terms of the Global Facility, Prologis, Inc. is not required to guarantee the obligations of the borrowers under the Global Facility unless Prologis, Inc. incurs any indebtedness that is not in existence as of the date of the Global Facility or guarantees any indebtedness that is not guaranteed by Prologis, Inc. as of the date of the Global Facility.

The Global Facility has been included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following document has been filed as an exhibit to this report and is incorporated by reference herein as described above.

Exhibit No.	Description

10.1	Second Amended and Restated Global Senior Credit Agreement dated as of January 16, 2019 among Prologis, L.P., various affiliates of Prologis, L.P., various lenders and agents, and Bank of America, N.A., as Global Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: January 18, 2019	By:	/s/ Deborah K. Briones
		Name:	Deborah K. Briones
		Title:	Senior Vice President, Associate General Counsel

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: January 18, 2019	By:	/s/ Deborah K. Briones
		Name:	Deborah K. Briones
		Title:	Senior Vice President, Associate General Counsel